EXHIBIT 11

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
                           RECOVERY ENGINEERING, INC.

                          COMPUTATION OF LOSS PER SHARE

                                                      Three months ended                Nine months ended
                                                         September 30,                     September 30,
                                                  ---------------------------      ----------------------------
                                                     1996             1995             1996            1995
                                                     ----             ----             ----            ----
Primary:
   Weighted average shares outstanding             4,323,000        4,250,000        4,301,000        4,234,000

   Net effect of dilutive stock options and
      warrants ) based on treasury stock
      method using average market price                 --               --               --               --
                                                 -----------      -----------      -----------      -----------


   Total                                           4,323,000        4,250,000        4,301,000        4,234,000
                                                 ===========      ===========      ===========      ===========

   Net loss                                      $(2,916,000)     $   (85,000)     $(6,559,000)     $  (713,000)
                                                 ===========      ===========      ===========      ===========

   Per share amount                              $      (.67)     $      (.02)     $     (1.52)     $      (.17)
                                                 ===========      ===========      ===========      ===========

Fully diluted:

   Weighted average shares outstanding             4,323,000        4,250,000        4,301,000        4,234,000

   Net effect of dilutive stock options
      and warrants ) based on treasury stock
      method using ending market price,
      if higher than average market price               --               --               --               --
                                                 -----------      -----------      -----------      -----------

   Total                                           4,323,000        4,250,000        4,301,000        4,234,000
                                                 ===========      ===========      ===========      ===========

   Net loss                                      $(2,916,000)     $   (85,000)     $(6,559,000)     $  (713,000)
                                                 ===========      ===========      ===========      ===========

   Per share amount                              $      (.67)     $      (.02)     $     (1.52)     $      (.17)
                                                 ===========      ===========      ===========      ===========
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